Exhibit 99.1

ANNUAL GENERAL MEETING OF ORTHOFIX INTERNATIONAL N.V.

Date:	July 17, 2018
Time:	11:00 A.M. (Atlantic Standard Time)
Place:	7 Abraham de Veerstraat, Curaçao

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board recommends a vote FOR proposals 1, 3, 4, 5, 6 and 7 and a vote FOR all of the director nominees in proposal 2.					Directors Recommend i For
		For	Against	Abstain
1:	Adoption of the proposed domestication resolution to change the jurisdiction of organization of the Company from Curaçao to the State of Delaware.	☐	☐	☐
2:	Election of the following director nominees
		For		Withhold
	01 Luke Faulstick	☐		☐	For
	02 James F. Hinrichs	☐		☐	For
	03 Alexis V. Lukianov	☐		☐	For
	04 Lilly Marks	☐		☐	For
	05 Bradley R. Mason	☐		☐	For
	06 Ronald Matricaria	☐		☐	For
	07 Michael E. Paolucci	☐		☐	For
	08 Maria Sainz	☐		☐	For
	09 John Sicard	☐		☐	For

		For	Against	Abstain
3:	Approval of the consolidated balance sheet and consolidated statement of operations at and for the fiscal year ended December 31, 2017.	☐	☐	☐	For
4:	Advisory vote on compensation of named executive officers.	☐	☐	☐	For
5:	Approval of an amendment and restatement of the 2012 Long-Term Incentive Plan to, among other things, increase the number of authorized shares.	☐	☐	☐	For
6:	Approval of an amendment to the Second Amended and Restated Stock Purchase Plan to increase the number of shares subject to awards.	☐	☐	☐	For
7:	Ratification of the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2018.	☐	☐	☐	For
8:	To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.
	To attend the meeting and vote your shares in person, please mark this box.		☐
Authorized Signatures - This section must be completed for your Instructions to be executed.

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Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual General Meeting of Orthofix International N.V.

to be held on Tuesday, July 17, 2018

for Holders as of May 24, 2018

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	TELEPHONE
Go To		866-240-4561
www.proxypush.com/ofix		• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
• Cast your vote online. • View Meeting Documents.	OR

MAIL
• Mark, sign and date your Proxy Card/Voting Instruction Form.
OR • Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the
postage-paid envelope provided.

The undersigned hereby appoints Kimberley A. Elting and J. Brent Alldredge, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Orthofix International N.V. which the undersigned is entitled to vote at said meeting and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS IN ITEMS 1, 3, 4, 5, 6 AND 7 AND FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES SPECIFIED IN ITEM 2.

All votes must be received by 5:00 P.M., Eastern Time, July 16, 2018.

PROXY TABULATOR FOR ORTHOFIX INTERNATIONAL N.V. P.O. BOX 8016 CARY, NC 27512-9903

EVENT #

CLIENT#

Revocable Proxy — Orthofix International N.V. Annual General Meeting of Shareholders July 17, 2018 11:00 a.m. (Atlantic Standard Time) This Proxy is Solicited on Behalf of the Board of Directors

The undersigned appoints Kimberley A. Elting and J. Brent Alldredge, each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Orthofix International N.V. that the undersigned is entitled to vote at the Annual General Meeting of Shareholders on Tuesday, July 17, 2018 at 11:00 a.m. at the offices of Orthofix International N.V., 7 Abraham de Veerstraat, Curaçao, and any and all adjournments or postponements thereof, as set forth below.

This proxy is revocable and will be voted as directed. However, if no instructions are specified, the proxy will be voted FOR the proposals in Items 1, 3, 4, 5, 6 and 7 and FOR the election of each of the director nominees specified in Item 2.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)